Exhibit 99.1

Joint Filer Information

Name of Joint Filer:     Aerin Lauder

Address of Joint Filer:    c/o The Estee Lauder Companies Inc.

         767 Fifth Avenue

         New York, NY 10153

Relationship of Joint Filer to Issuer:   10% Owner

Issuer Name and Ticker or Trading Symbol:   The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required

Designated Filer:     Aerin Lauder Zinterhofer 2008 GRAT

Joint Filer Information

Name of Joint Filer:     Aerin Lauder Zinterhofer Trust U/A/D 4/24/00

Address of Joint Filer    c/o The Estee Lauder Companies Inc.

         767 Fifth Avenue

         New York, NY 10153

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker or Trading Symbol:   The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required:  1/21/11

Designated Filer:     Aerin Lauder Zinterhofer 2008 GRAT